Exhibit 10.1

Execution Version

WARRANT ASSIGNMENT AND ASSUMPTION AGREEMENT

RENEW ENERGY GLOBAL PLC,

RMG ACQUISITION CORPORATION II,

CONTINENTAL STOCK TRANSFER & TRUST COMPANY,

COMPUTERSHARE, INC.

and

COMPUTERSHARE TRUST COMPANY, N.A.

Dated August 23, 2021

This Assignment and Assumption Agreement (the “Agreement”) is entered into as of August 23, 2021 (the “Effective Date”), by and among RMG Acquisition Corporation II, a Cayman Islands exempted company (“RMG II”), ReNew Energy Global plc, a public limited company incorporated under the laws of England and Wales (“ReNew Global”), Continental Stock Transfer & Trust Company, a New York corporation (“Continental”) and Computershare Inc., a Delaware corporation, and its wholly owned subsidiary, Computershare Trust Company, N.A., a federally chartered trust company (collectively, “Computershare”).

WHEREAS, RMG II and the Warrant Agent have previously entered into a warrant agreement, dated as of December 9, 2020 (attached hereto as Annex I, the “Warrant Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Business Combination Agreement (as defined below)) governing the terms of RMG II’s outstanding warrants to purchase ordinary shares of RMG II (the “RMG II Warrants”);

WHEREAS, RMG II entered into a Business Combination Agreement, dated as of February 24, 2021 (as may be amended from time to time, the “Business Combination Agreement”), with ReNew Global, Renew Power Private Limited, a company with limited liability incorporated under the laws of India (“ReNew”), Philip Kassin, solely in the capacity as the representative for the shareholders of RMG II, ReNew Power Global Merger Sub, a Cayman Islands exempted company (the “Merger Sub”) and certain of the shareholders of ReNew (the “ReNew Shareholders”), pursuant to which, among other things, in connection with the closing of the transactions contemplated by the Business Combination Agreement (“Closing”), (i) Merger Sub will merge with and into RMG II (the “Merger”) with RMG II being the surviving entity of the Merger and becoming a wholly-owned subsidiary of ReNew Global and (ii) ReNew Global will acquire shares of ReNew and ReNew Global will issue shares to certain of the ReNew Shareholders, as described in the Business Combination Agreement (the “Share Exchange”, and together with the Merger, the “Transactions”).

WHEREAS, effective upon the consummation of the Merger, (i) each RMG II ordinary share outstanding on the closing date will be cancelled in exchange for the issuance by ReNew Global of one Class A ordinary share of ReNew Global (“ReNew Global Class A Ordinary Shares”), except that holders of RMG II ordinary shares sold in RMG II’s initial public offering will be entitled to elect instead to receive a pro rata portion of RMG II’s trust account, as provided in RMG II’s amended and restated memorandum and articles of association (“M&A”), (ii) each outstanding warrant issued by RMG II as part of the units in RMG II’s initial public offering (the “Public Warrants”) will remain outstanding and, in accordance with the Amended and Restated Warrant Agreement to be entered into by and between ReNew Global and Computershare in connection with Closing (the “Amended and Restated Warrant Agreement”), will be automatically adjusted to entitle the holder to subscribe for 1.0917589 ReNew Global Class A Ordinary Shares at a price of $11.50 per 1.0917589 ReNew Global Class A Ordinary Shares, subject to adjustment as set forth in the Amended and Restated Warrant Agreement and (iii) each outstanding warrant issued by RMG II as part of a private placement (the “Private Placement Warrants”) will remain outstanding and, in accordance with the Amended and Restated Warrant Agreement, will be automatically adjusted to entitle the holder to subscribe for 1.0917589 ReNew Global Class A Ordinary Shares at a price of $11.50 per 1.0917589 ReNew Global Class A Ordinary Shares, subject to adjustment as set forth in the Amended and Restated Warrant Agreement;

WHEREAS, in connection with the foregoing, RMG II, ReNew Global, Continental and Computershare wish that i) ReNew Global shall assume by way of assignment and assumption all of the liabilities, duties and obligations of RMG II under and in respect of the Warrant Agreement, ii) appoint Computershare as successor warrant agent under the Warrant Agreement and that RMG II and the Warrant Agent shall be released from all obligations to each other under the Warrant Agreement; and

WHEREAS, Continental consents to the assignment and assumption of the Warrant Agreement from RMG II to ReNew Global and wishes to release RMG II from its obligations under and in respect of the Warrant Agreement and RMG II consents to the assignment and assumption of the Warrant Agreement from Continental to Computershare and wishes to release Continental from its obligations under and in respect of the Warrant Agreement.

NOW, THEREFORE, the parties hereby agree as follows:

1.	Assignment and Assumption. In accordance with Section 9.1 of the Warrant Agreement:

(a)

ReNew Global shall be substituted for RMG II in the Warrant Agreement and shall become obligated to perform all of the duties, obligations and liabilities of RMG II under and in respect of the Warrant Agreement. ReNew Global undertakes full performance of the Warrant Agreement in the place of RMG II and hereby agrees to faithfully and fully perform the Warrant Agreement as if ReNew Global had been the original party thereto.

(b)

Computershare shall be substituted for Continental in the Warrant Agreement and shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as warrant agent under the Warrant Agreement; provided that, in no event shall Computershare be liable for the actions or omissions of Continental under the Warrant Agreement. Computershare undertakes full performance of the Warrant Agreement in the place of Continental.

(c)

Continental and RMG II shall be irrevocably and unconditionally released from their obligations to each other under and in respect of the Warrant Agreement and their respective rights against each other under and in respect of the Warrant Agreement shall be cancelled.

(d)	ReNew Global shall owe to Computershare all the rights that were, immediately prior to the assignment and assumption, owed to Continental under and in respect of the Warrant Agreement.

(e)

Computershare shall perform and discharge all obligations under and in respect of the Warrant Agreement and be bound by its terms in every way as if ReNew Global had been the original party thereto in place of RMG II.

(f)

ReNew Global shall perform and discharge all obligations under and in respect of the Warrant Agreement and be bound by its terms in every way as if Computershare had been the original party thereto in place of Continental.

2.

Amendment and Restatement of Warrant Agreement. At the Closing, pursuant to Section 9.8 of the Warrant Agreement, ReNew Global and Computershare shall enter into an amended and restated Warrant Agreement to reflect that, effective upon consummation of the Merger, each Public Warrant and Private Placement Warrant will entitle the holder to purchase 1.0917589 ReNew Global Class A Ordinary Shares at a price of $11.50 per 1.0917589 ReNew Global Class A Ordinary Shares, subject to adjustment as will be set forth in the amended and restated Warrant Agreement.

3.

Release of RMG II and Continental from Liabilities. In consideration of this assignment and assumption, RMG II and Continental shall be released and discharged of all obligations to perform under the Warrant Agreement as of the date hereof, and shall be fully relieved of all liability to ReNew Global or Computershare arising out of the Warrant Agreement.

4.

Replacement Instruments. From and after the Closing, upon request by any holder of a Warrant, ReNew Global shall issue a new certificate for such Warrant reflecting the adjustment to the terms and conditions described herein.

5.	Effectiveness. This Agreement shall be effective as of the Effective Date.

6.

Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, as such laws are applied to contracts entered into and performed in such State without resort to that State’s conflict-of-laws rules.

7.

Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Execution and delivery of this Agreement by email or exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party.

8.	Successors and Assigns. All the covenants and provisions of this Agreement shall bind and inure to the benefit of each party’s respective successors and assigns.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

RENEW ENERGY GLOBAL PLC

By:	/s/ Samir Rai
Name: Samir Rai
Title: Director

RMG ACQUISITION CORPORATION II

By:	/s/ Philip Kassin
Name: Philip Kassin
Title: President

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:	/s/ Douglas Reed
Name: Douglas Reed
Title: Vice President

COMPUTERSHARE, INC.

COMPUTERSHARE TRUST COMPANY, N.A.

By:	/s/ Collin Ekeogu
Name: Collin Ekeogu
Title: Manager, Corporate Actions

[Signature Page to Warrant Assignment and Assumption Agreement]